Exhibit 99.1

FOR IMMEDIATE RELEASE
SOLANA COMPANY - HSDT

Solana Company (NASDAQ: HSDT) Announces Registered Direct Offering of Common Stock to Global Institutional Investor

Newtown, PA, April 27, 2026 – Solana Company (NASDAQ: HSDT) (“HSDT” or the “Company”), a publicly listed company that has expanded its business to include a digital asset treasury dedicated to acquiring and holding Solana tokens (“SOL”), today announced that it has entered into a definitive agreement providing for the purchase and sale of an aggregate of 3,076,922 shares of Class A common stock at a purchase price of $2.60 per share.

In addition, the Company entered into a put option agreement with the purchasers, pursuant to which the Company grants the purchasers the right, upon the occurrence of specified future events, to require the Company to repurchase all or a portion of the shares of Class A common stock it purchased in the registered direct offering at a price per share equal to the purchase price plus an amount that would result in an internal rate of return of 7.0% per annum.

The offering was led by global institutional investor Mirae Asset with participation by Hashkey Capital. The aggregate proceeds to the Company from the offering are expected to be approximately $8 million. The aggregate net proceeds to the Company from the offering are expected to be approximately $7.9 million. The Company intends to use the net proceeds from the offering for accumulating SOL, working capital and general corporate purposes, business expansion and other strategic initiatives.

The Class A common stock being offered in the registered direct offering described above are being offered and sold by the Company in a registered direct offering pursuant to a “shelf” registration statement on Form S-3 (File No. 333-290429), as amended, that became effective on April 8, 2026. The offering of the securities in the registered direct offering is being made only by means of a base prospectus and prospectus supplement that forms a part of the effective registration statement. A final prospectus supplement and the accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying base prospectus, when available, may also be obtained, when available, from the Company at 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania, by phone at (215) 944-6100 or e-mail at ir@solanacompany.co.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Solana Company

Solana Company (NASDAQ: HSDT) is a listed digital asset treasury dedicated to acquiring SOL, created in partnership with Pantera and Summer Capital. Focused on maximizing SOL per share by leveraging capital markets opportunities and on-chain activity, Solana Company offers public market investors optimal exposure to Solana’s secular growth. https://www.solanacompany.co/

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, the negative of such terms or other comparable terminology. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those expressed or implied by such statements. Forward-looking statements may include, among others, statements relating to the consummation of the offering and the satisfaction of customary closing conditions related to the offering; and the expected gross proceeds and anticipated closing date of the offering and the use of proceeds therefrom.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections, and involve known and unknown risks, uncertainties, and other factors-many of which are beyond the Company’s control-that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that may affect actual results include, among others, capital requirements to achieve the Company’s business objectives; expected benefits and implementation of the Company’s digital asset treasury strategy, expected staking, yield and broader opportunities across the Solana ecosystem; the Company’s expected token treasury growth, the impact on the Company of global macroeconomic conditions including effects from supply chain constraints, including risks related to manufacturing delays, logistics challenges, labor shortages, disruptions in the banking system and financial markets; high levels of inflation and high interest rates on the Company’s ability to operate its business and access capital markets; the success of the Company’s business plan; the Company’s operating costs and use of cash; the Company’s ability to achieve significant revenues; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in other subsequent filings with the Securities and Exchange Commission. These filings are available at www.sec.gov. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Media Contacts:

Solana Company

ir@solanacompany.co